EXHIBIT 23.2

Consent of Hamilton, Rabinovitz & Associates, Inc.

Hamilton, Rabinovitz & Associates, Inc. (“HR&A”) consents to being named in Ampco-Pittsburgh Corporation’s Annual Report (“Form 10-K”) for the year ended December 31, 2010 in the form and context in which HR&A is named and to the incorporation by reference of the Form 10-K in Registration Statement No. 333-152803 on Form S-8.

/s/ Francine Rabinovitz

Hamilton, Rabinovitz & Associates, Inc.
March 16, 2011

ampco pittsburgh | 2010 annual report